Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Announces Schedule for Fourth Quarter 2023 Earnings Release and Preliminary Results
Expects to report net income and net operating earnings for the quarter

CHICAGO, January 24, 2024 — Kemper Corporation (NYSE: KMPR) today announced that after the markets close on Thursday, February 1, 2024, Kemper will issue its fourth quarter 2023 earnings release and financial supplement. The company expects to file its annual report on Form 10-K with the Securities and Exchange Commission approximately one week later. Following their publication, these documents will be available in the investor section of kemper.com.

PRELIMINARY RESULTS
Preliminary results for the fourth quarter of 2023 include estimated net income and adjusted consolidated net operating income of between $45 million and $55 million. Net income includes approximately $15 million of after-tax net realized gains on investments offset by approximately $14 million of after-tax costs primarily related to our ongoing cost structure optimization efforts.

Kemper Auto (Specialty P&C)
•Preliminary fourth quarter recorded combined ratios are:

	Combined Ratio	Underlying Combined Ratio[1]
Kemper Auto	98.5%	98.2%
Kemper Auto: Private Passenger Auto (PPA)	99.5%	99.5%
Kemper Auto: Commercial Vehicle	94.9%	93.2%

Insurance Reserves
•No favorable or unfavorable prior-year reserve development in the quarter for Kemper Auto in total.

Catastrophe Losses
•Pre-tax current-year catastrophe losses for the fourth quarter of 2023 were approximately $3 million2.

Kemper Life
•After-tax income was approximately $15 million.

Capital and Liquidity
•Parent liquidity was approximately $1.1 billion at the end of the quarter, an increase of approximately $300 million from the prior quarter.
•Insurance subsidiaries are well-capitalized.

Strategic Initiatives
•Bermuda Optimization: Paid approximately $330 million in Life dividends to parent in fourth quarter; exceeding prior estimate of $250+ million.
•Cost Structure Initiatives: Achieved multi-year goal of $150 million in run-rate savings in the first year of our initiative. Further cost structure optimization will continue.
•Preferred P&C: Exit proceeding as planned; anticipate $175+ million capital release by year-end 2024.
•Reciprocal: Kemper Reciprocal exchange premium population strategy is on-track.

CONFERENCE CALL DETAILS
Kemper will host its conference call to discuss fourth quarter 2023 results on Thursday, February 1, at 5:00 pm Eastern (4:00 pm Central). The conference call will be accessible via the internet and telephone at 888.259.6580, access code 47100078. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes before the webcast to install any necessary software. A replay of the webcast will be available online at the investor section of kemper.com.

1 Non-GAAP financial measure. All non-GAAP financial measures are denoted with footnote one throughout this release. See below for further explanation on the use of non-GAAP financial measures.

2 Pre-tax current-year catastrophe losses for the fourth quarter of 2023 were approximately $11 million, including $8 million from Kemper Personal Insurance reported within non-core operations.

USE OF NON-GAAP FINANCIAL MEASURES
Adjusted Consolidated Net Operating Income1 is computed by excluding from Net Income Attributable to Kemper Corporation the after-tax impact of:

(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment (Losses) Gains;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension Settlement and Other Charges;
(vi) Goodwill Impairment Charges;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income Attributable to Kemper Corporation. Kemper excluded no applicable significant non-recurring items from the Adjusted Consolidated Net Operating Income calculation for the three months ended December 31, 2023.

Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. (Loss) Income from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Gains (Losses) related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions unrelated to the insurance underwriting process. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process.

Goodwill impairment charges are excluded because they are infrequent and non-recurring charges. Non-core operations include the results of our Preferred Insurance business, which we expect to fully exit. These results are excluded because they are not relevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

Underlying Combined Ratio1 is computed by adding the Current Year Non-catastrophe Losses and LAE (Loss Adjustment Expense) Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.

Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Specialty Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods due to their incidence of occurrence and magnitude and can have a significant impact on incurred losses, LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.

About Kemper
The Kemper family of companies is one of the nation's leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 5.1 million policies, is represented by 25,000 agents and brokers, and has 8,400 associates dedicated to meeting the ever-changing needs of its customers. Learn more about Kemper.

Contacts
Investors: Karen Guerra, 312.668.9720, investors@kemper.com
News Media: Barbara Ciesemier, 312.661.4521, bciesemier@kemper.com